Exhibit 5.1

Stinson Morrison Hecker LLP

2600 Grand

Kansas City, Missouri 64108

June 28, 2004

Euronet Worldwide, Inc.

4601 College Boulevard

Suite 300

Leawood, Kansas 66211

Ladies and Gentlemen:

We have acted as counsel to Euronet Worldwide, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) by the Company on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed issuance and sale, from time to time pursuant to Rule 415 under the Act as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus (the “Prospectus Supplements”), of up to an aggregate offering price of $35,000,000 or the equivalent thereof, of the Company’s senior and subordinated debt securities (the “Debt Securities”), shares of the Company’s preferred stock, $0.02 par value per share (the “Preferred Stock”), shares of the Company’s common stock, $0.02 par value per share (the “Common Stock”), warrants to purchase any of the securities described above (the “Warrants”) (the Debt Securities, the Preferred Stock, the Common Stock, and the Warrants are collectively referred to herein as the “Securities”).

The Debt Securities are to be issued pursuant to an Indenture (the “Indenture”), which has been filed as an exhibit to the Registration Statement and is to be entered into, in each case, between the Company and a trustee (the “Trustee”). The Securities may be sold pursuant to an underwriting agreement (the “Underwriting Agreement”), in which case the Underwriting Agreement will be in substantially the form to be filed under a Current Report on Form 8-K. The Debt Securities are to be issued in the forms authorized in the Indenture filed as an exhibit to the Registration Statement. Each indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series (each, a “Supplemental Indenture”).

In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we have deemed necessary for purposes of the opinions expressed below. We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Delaware and the federal law of the United States of America.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company); (iv) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (v) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (vi) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise; and (x) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance. This opinion assumes that the provisions of the Company’s Certificate of Incorporation will not be amended after the date hereof.

Our opinion below that any document is valid, binding or enforceable is qualified as to: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar federal or state laws generally affecting the rights of creditors or secured parties; (ii) rights to indemnification and contribution, which may be limited by applicable law or equitable principles, and exculpatory provisions and waivers of the benefits of statutory provisions, which may be limited on public policy grounds; and (iii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

(1) with respect to Debt Securities to be issued under the Indenture, when (a) the Trustee is qualified to act as Trustee under the Indenture, (b) the Trustee has duly executed and delivered the Indenture, (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company;

(2) with respect to any particular series of shares of Preferred Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then, assuming that upon issuance such shares of Preferred Stock, together with all shares of Preferred Stock previously issued or reserved for issuance and not duly and lawfully retired do not exceed 10,000,000 shares, the shares of Preferred Stock will be legally issued and fully paid and nonassessable;

(3) with respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then assuming that upon issuance such shares of Common Stock, together with all shares of Common Stock previously issued or reserved for issuance and not duly and lawfully retired do not exceed 60,000,000 shares, the shares of Common Stock will be legally issued and fully paid and nonassessable; and

(4) with respect to the Warrants, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and a warrant agent, then the Warrants will be valid and binding obligations of the Company.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Registration Statement.

We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Stinson Morrison Hecker LLP